EXHIBIT 1

The Royal Bank of Scotland Group plc (RBS) - Manufacturing Conference

RBS will be holding its annual divisional conference on Monday 6th October at 2:30 pm. This year, the conference will cover the Manufacturing division.

There will be a live audio transmission of the Analyst Presentation on 6 October at 2:30pm. The slides will be available on the website.

Telephone Numbers:

UK Call In Number: 020 7162 0180

US Call In Number: + 1 33 44 204 950

General International Number: +44 (0) 20 7162 0180

Please note that you will be asked to register when you dial in, so we recommend you dial in 5 minutes prior to the start. The conference is due to last approx 3 hours in total. Please note that this is a listen only call.

There will be an archived webcast of the presentation available after the presentation at www.rbs.co.uk.

Replay Telephone Numbers:

UK Instant Replay: 0500 637 880

Passcode: 401702

US Freephone Instant Replay: +1 334 323 6222

Passcode: 401702

General International Replay: +44 (0) 208 288 4459

Passcode: 401702

For further information:

Richard O’Connor – Head of Investor Relations- 020 7672 1758

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